UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	98-0425310
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 400-534 17th Avenue SW, Calgary Alberta, Canada	T2S 0B1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 770-1991

N/A

(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Calgary, Alberta (June 29, 2006) - Gondwana Energy Ltd. (OTCBB: GNWA) announces that Mr. Cameron Fink has elected to resign as President of Gondwana Energy Ltd. to pursue other business interests. Mr. Raabe, the Company's current Chief Financial Officer will assume the position of interim president. Mr. Fink will remain as a Director of the Company. This resignation was not as a result of any disagreement with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Financial Officer and Director	June 29, 2006